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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 19, 1996 included in the Cole National Corporation Form 10-K for the year ended February 3, 1996 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Cleveland, Ohio,
 December 24, 1996